Exhibit 10-kk

Summary of Terms and Conditions of
Special Executive Retirement Plan Amendment
Effective December 30, 2005

Plan Feature	Plan Provision
Eligibility	Executive Team Members as defined in plan document
Transition Strategy	Convert accrued benefit to opening account balances based on present value calculated at 6% discount rate Selected participants permitted to terminate participation and receive benefits in 2005
Basic Employer Contributions	Flat rate contributions of 15% of base pay; 20% for CEO
Supplemental Employer Contributions	Additional employer contributions allowed based on individual or company financial performance
Discretionary Employer Contributions	Special account subject to separate vesting for sign-on bonuses, etc.
Employee Contributions	Permitted up to 50% of base salary and 100% of incentive bonus (if any)
Vesting	100% vested for employee and employer contributions
Distribution Date
Employee contributions: Selected date (if designated) or date of separation from employment,  whichever is later

Employer contributions: Selected date (if designated) or date of separation from employment, whichever is later

Key employees: Six-month delay if distribution due to separation from service

Distribution Form	Lump sum or 120 months as elected by participant if account balance is at least $120,000
Subsequent Deferral Election
Permitted, subject to 1-year, 5-year rule

1-year, 5-year rule: Participants can change the distribution date they initially select if they make the change at least one year before the distribution date. Distributions then cannot occur until five years after the originally selected distribution date.

Change in Control	Rabbi trust funded on change in control; payment made if plan is terminated within 12 months
Investments
Employee Contributions: As selected by participants for their own contributions; to be administered by Mercer HR Services.  Until arrangements with Mercer are formalized, employee contributions will earn the crediting rate for employer contributions (see below).

Employer Contributions: Crediting rate equivalent to the 15-year treasury rate plus 1-3%

Disability	Lump sum payment following three months’ receipt of long-term disability benefits
Hardship Distributions	Not permitted
Cancellation of Deferral Elections	Required following hardship distribution from 401(k)